UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
December 8, 2017
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  7.01. Regulation FD Disclosure
This Current Report on Form 8-K is being furnished to aid investors by providing supplemental information related to the retrospective impact of presenting net periodic benefit cost in accordance with revised guidance issued by the Financial Accounting Standards Board (FASB) and reflecting a change in segment reporting. Attached as Exhibit 99.1 is recast historical quarterly and year-to-date unaudited financial information resulting from these modifications, as well as certain non-GAAP financial measures (as defined by the Securities and Exchange Commission) reconciled to the GAAP presentation.
As previously disclosed, during the first quarter of fiscal 2018, Campbell Soup Company (“we” or “our”) adopted revised guidance issued by the FASB that changes the presentation of net periodic pension cost and net periodic postretirement benefit cost. Under the revised guidance, the service cost component of benefit cost is classified in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost (such as interest expense, return on assets, amortization of prior service credit, actuarial gains and losses, settlements and curtailments) are required to be presented in the income statement separately from the service cost component. The guidance also allows only the service cost component to be eligible for capitalization when applicable (for example, as a cost of internally manufactured inventory). The guidance should be applied retrospectively for the presentation of the service cost component and the other components of benefit cost in the income statement, and applied prospectively on and after the effective date for the capitalization of the service cost component. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. We elected to early adopt the guidance in the first quarter of fiscal 2018.
Through the fourth quarter of fiscal 2017, our business in Latin America was managed as part of the Americas Simple Meals and Beverages segment. Beginning in fiscal 2018, our business in Latin America is managed as part of the Global Biscuits and Snacks segment.
The information in this Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1
Recast historical quarterly and year-to-date unaudited financial information reflecting the adoption of FASB guidance that changes the presentation of net periodic pension cost and net periodic postretirement benefit cost, and reflecting the change in segment reporting, as well as certain non-GAAP financial measures reconciled to the GAAP presentation.

EXHIBIT INDEX

Exhibit No.

99.1
Recast historical quarterly and year-to-date unaudited financial information reflecting the adoption of FASB guidance that changes the presentation of net periodic pension cost and net periodic postretirement benefit cost, and reflecting the change in segment reporting, as well as certain non-GAAP financial measures reconciled to the GAAP presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: December 8, 2017
	By:	/s/ Anthony P. DiSilvestro
Anthony P. DiSilvestro
Senior Vice President and Chief Financial Officer

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